Exhibit 10.19
AMENDMENT NO. 1 TO EXCHANGE AGREEMENT
This Amendment No. 1 to Exchange Agreement (this “Amendment”) is dated as of September 11, 2019 (the “Effective Date”), by and among Chart Energy & Chemicals, Inc., a Delaware corporation and subsidiary of Chart Industries, Inc. (“Chart E&C”), Stabilis Energy, Inc., a Florida corporation (“SEI”), Stabilis Energy, LLC, a Texas limited liability company and subsidiary of SEI (“Stabilis”), and Stabilis LNG Eagle Ford LLC, a Delaware limited liability company and subsidiary of Stabilis (“Stabilis LNG”).
RECITALS
WHEREAS, on August 5, 2019, the parties hereto entered into that certain Exchange Agreement (the “Original Agreement”; with the capitalized terms used herein and not otherwise defined being as defined in the Original Agreement);
WHEREAS, the Initial Closing occurred on August 30, 2019, and at such closing, Chart E&C exchanged the Exchanged Indebtedness for 1,470,807 shares of Common Stock of SEI;
WHEREAS, the parties desire to amend the Original Agreement to eliminate Chart E&C’s right to exchange additional Indebtedness following the Initial Closing, subject to the terms and conditions of this Amendment;
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby agreed and acknowledged, the parties hereby agree as follows:
AGREEMENT
1. Amendments to the Original Agreement.
(a) Section 1.2 of the Original Agreement is hereby amended and restated to delete all text therein and replace such text with the following reference: “[Intentionally reserved.]”
(b) The Original Agreement is further amended such that all references to the “Additional Exchange” (including any general references to Chart E&C’s right to exchange any additional Indebtedness), the “Additional Closing,” the “Additional Closing Date” and the “Additional Relevant Cash Amount” are deleted.
(c) In furtherance of the foregoing amendments, the parties hereto acknowledge and agree that, notwithstanding anything to the contrary in the Original Agreement, all provisions therein that previously contained the references deleted hereby shall be interpreted, construed and enforced such that (i) Chart E&C has no additional right to cause any further exchange of Indebtedness under the Original Agreement, as amended hereby and (ii) the Initial Closing, which occurred on August 30, 2019, is the sole closing under the Original Agreement, as amended hereby.
2. Miscellaneous. The provisions of the Original Agreement shall remain in full force and effect except as amended and modified by this Amendment. This Amendment shall be governed by and interpreted, construed and enforced in accordance with the laws of the State of Delaware without regard to any choice of law principles. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall constitute but one and the same document. A signed copy of this Amendment delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Amendment.
[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized signatories as of the date first indicated above.

STABILIS ENERGY, INC.
By:	/s/ James Reddinger
Name: James Reddinger
Title: Chief Executive Officer
STABILIS ENERGY, LLC
By:	/s/ James Reddinger
Name: James Reddinger
Title: Authorized Signatory
STABILIS LNG EAGLE FORD LLC
By:	/s/ James Reddinger
Name: James Reddinger
Title: Authorized Signatory

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized signatories as of the date first indicated above.

CHART ENERGY & CHEMICALS, INC.
By:	/s/ Jillian Evanko
Name: Jillian Evanko
Title: CEO